SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): May 17, 2005

                                QUANTUM MRI, INC.
                                -----------------
             (Exact name of Registrant as specified in its charter)


    Washington                         0-31679                 54-0231483
--------------------------------------------------------------------------------
 (State or other jurisdiction   (Commission File No.)       (IRS Employer
of incorporation)                                          Identification No.)


                                 4750 Paton St.
                         Vancouver, B.C., Canada V6L 2J1
                ------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (303) 506-1633
                                                           ---------------


                      SHARPS ELIMINATION TECHNOLOGIES, INC.
                      -------------------------------------
          (Former name or former address if changed since last report)




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Item 4.01  Change in Registrant's Certifying Accountant

      Effective September 24, 2004 the Company dismissed Schumacher & Associates, Inc. (Schumacher) as the Company's independent certified public accountants. Schumacher was hired to audit the Company's financial statements for the fiscal year ended March 31, 2004. but did not complete the audit. During the Company's two most recent fiscal years and subsequent interim period ended September 24, 2004 and except as noted below, there were no disagreements with Schumacher on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Schumacher would have caused it to make reference to such disagreements in its report.

      In December 2002 the Company acquired all the issued and outstanding shares of Sharps Elimination Technologies, Inc. ("SETI"). At the time of this acquisition, SETI's only asset was a license agreement relating to the incineration of medical needles.

      Between the time that SETI was incorporated and the time the Company acquired SETI, SETI never:

     o sold any shares of its common stock other than the shares which were sold in October 2001.

     o    had its own telephone number,

     o    raised any capital,

     o    had any revenues or customers,

     o    had any full-time employees other than myself

     o    conducted any operations.

      Based upon the foregoing, in its financial statements for the year ended March 31, 2003 the Company accounted for the acquisition of SETI as the acquisition of an asset, specifically the license agreement.

      During the course of their audit on the Company's financial statements for March 31, 2004 Schumacher advised the Company that:

     o The acquisition of SETI in December 2002 should have been treated as the acquisition of SETI (as a corporation) and not as the acquisition of an asset.

     o For financial statement purposes the acquisition of SETI should have been treated as a "reverse acquisition".

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     o    That  the  Company  did  not  have  accounting  personnel  capable  of preparing the Company's financial statements (including footnotes to the financial statements) in accordance with Generally Accepted Accounting Principles.

     o Because the Company has only one officer, director and employee, the Company lack sufficient internal controls.

      Effective May 17, 2005 the Company hired Manning Elliott, Chartered Accountants, ("Manning Elliott") as the Company's independent certified public accountants. Manning Elliott audited the Company's financial statements for the fiscal years ended March 31, 2002 and 2001. The reports of Manning Elliott for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

      During the two most recent fiscal years and subsequent interim period ended May 17, 2005, the Company did not consult with Manning Elliott regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

      The Company has authorized Schumacher to discuss any matter relating to the Company and its operations with Manning Elliott.

      The change in the Company's auditors was recommended and approved by the director of the Company. The Company does not have an audit committee.

      Manning Elliott has reviewed the disclosures contained in this 8-K report. The Company has advised Manning Elliott that it has the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures herein, or stating any reason why Manning Elliott does not agree with any statements made by the Company in this report. Manning Elliott has advised the Company that nothing has come to its attention which would cause it to believe that any such letter was necessary.

Item 9.01  Financial Statements, Exhibits and Pro Forma Financial Information

     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits

      16.1 The letter from the Company former auditors confirming the information in Item 4 will be filed by amendment.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   October 19, 2005
                                          QUANTUM MRI, INC.


                                          By:  /s/ Kelly Fielder
                                              ----------------------------------
                                              Kelly Fielder
                                              President











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